EXHIBIT 10.46

FOURTH AMENDMENT TO
ST. MARY LAND & EXPLORATION COMPANY
EMPLOYEE STOCK PURCHASE PLAN

This document shall constitute the Fourth Amendment (the “Amendment”) to the St. Mary Land & Exploration Company Employee Stock Purchase Plan dated effective January 1, 1998, and adopted by the Board of Directors of St. Mary Land & Exploration Company on September 18, 1997, as previously amended (the “Plan”).

Pursuant to Article XIII of the Plan, the Board of Directors may at any time and from time to time amend or modify the Plan, provided that such amendment or modification does not adversely affect any outstanding Option under the Plan.  The Board of Directors hereby amends the Plan as follows:

1.   Section 3.3 of the Plan is amended to read as follows:

3.3          Restrictions on Participation.  Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an Option

(a) if, immediately after the grant, such employee would own Stock or hold outstanding Options to purchase Stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee),

(b) which permits his rights to purchase Stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the Stock (determined at the time such option is granted) for each calendar year in which such Option is outstanding, or

(c) which permits an Employee to purchase in excess of 2,500 shares in such Offering.

2.    This Fourth Amendment shall be effective immediately with respect to all Offerings under the Plan commencing on or after January 1, 2010.

3.   In all other respects, the Plan is republished and reaffirmed.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.

This Fourth Amendment to the Plan was adopted by the Compensation Committee of the Board of Directors on December 29, 2009, and approved by the Board of Directors of St. Mary Land & Exploration Company on December 30, 2009.

ST. MARY LAND & EXPLORATION COMPANY

By:       /s/ JOHN MONARK
John Monark,
Vice President Human Resources